UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2006

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18706 (Commission File Number)	95-3086563 (IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania (Address of Principal Executive Offices)	15055 (Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On April 30, 2006, pursuant to an Interest Purchase Agreement by and between Platinum Equity, LLC, a Delaware limited liability company (“Platinum”), and Black Box Corporation, a Delaware corporation (“Black Box”), as amended by the Amendment to the Interest Purchase Agreement (the “Amendment”) by and between Platinum and Black Box dated as of April 30, 2006 (collectively, the “Purchase Agreement”), an indirect wholly-owned subsidiary of Black Box purchased (the “Acquisition”) 100% of the outstanding membership interests of NextiraOne, LLC, a Delaware limited liability company (“NXO”), NextiraOne New York, LLC, a Delaware limited liability company (“NXO NY”), and NextiraOne Federal, LLC, a Delaware limited liability company (“NXO Federal”), and 100% of the partnership interests of NextiraOne California L.P., a California limited liability partnership (“NXO CA,” and, together with NXO, NXO NY and NXO Federal, the “Companies”). The Companies, along with certain subsidiaries of the Companies that are also being acquired in the Acquisition (the “Subsidiaries”), are engaged in the business of providing integrated enterprise network, IP telephony, voice and data solutions and services to customers in the commercial marketplace primarily in the United States and Canada as well as to the United States government, United States government agencies and United States government contractors. A copy of the Amendment is filed as Exhibit 2.1 hereto.
     The purchase price for the Acquisition was $97,305,000, including a pre-closing reduction of the purchase price of $6,645,000 based on the estimated equity book value of the Companies and Subsidiaries (total assets less total liabilities, as adjusted by the parties for certain items) as of the closing date. The purchase price is subject to a post-closing determination of the actual equity book value as of the closing date. The purchase price was paid in cash which was borrowed under Black Box’s Second Amended and Restated Credit Agreement, as amended. See Item 2.03 herein.
Item 2.03 Creation of a Direct Financial Obligation of a Registrant.
     The purchase price for the Acquisition was borrowed under Black Box’s Second Amended and Restated Credit Agreement, dated as of January 24, 2005, by and among Norstan, Inc., a Minnesota corporation (as successor to SF Acquisition Co.), Black Box Corporation of Pennsylvania, a Delaware corporation, Black Box, certain subsidiaries of Black Box which are guarantors, each of the “Lender” parties thereto (the “Lenders”) and Citizens Bank of Pennsylvania, a banking association organized and existing under the laws of the Commonwealth of Pennsylvania, as administrative agent for the Lenders thereunder, as amended by that First Amendment to the Second Amended and Restated Credit Agreement dated as of February 17, 2005 (the “First Amendment”), and as further amended by that Second Amendment to the Second Amended and Restated Credit Agreement dated as of March 28, 2006 (the “Second Amendment,” and, together with the Second Amended and Restated Credit Agreement and the First Amendment, the “Existing Credit Agreement”). Pursuant to the Second Amendment, the revolving credit commitments of the Lenders was increased from $240,000,000 to $310,000,000 and the maturity date of the Existing Credit Agreement was extended to March 28, 2011. Changes were also made to certain covenants contained in the Existing Credit Agreement. A copy of the Second Amendment is filed as Exhibit 2.2 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Amendment to the Interest Purchase Agreement by and between Platinum Equity, LLC and Black Box Corporation dated as of April 30, 2006

2.2	Second Amendment to the Second Amended and Restated Credit Agreement dated as of March 28, 2006 by and among Norstan, Inc., Black Box Corporation of Pennsylvania, Black Box Corporation, certain subsidiaries of Black Box Corporation as guarantors, certain “Lender” parties thereto and Citizens Bank of Pennsylvania

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: May 4, 2006	By:	/s/ Michael McAndrew
Michael McAndrew
Chief Financial Officer, Treasurer and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

2.1	Amendment to the Interest Purchase Agreement by and between Platinum Equity, LLC and Black Box Corporation dated as of April 30, 2006

2.2	Second Amendment to the Second Amended and Restated Credit Agreement dated as of March 28, 2006 by and among Norstan, Inc., Black Box Corporation of Pennsylvania, Black Box Corporation, certain subsidiaries of Black Box Corporation as guarantors, certain “Lender” parties thereto and Citizens Bank of Pennsylvania